SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 27, 2003

Burlington Industries, Inc.

(Exact Name of Registrant)

Delaware	1-10984	56-1584586
(State of Incorporation)	(Commission File Number)	(IRS Employer ID No.)

3330 West Friendly Avenue Greensboro, North Carolina	27410
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number: 336-379-2000

Item 5. Other Events.

On August 27, 2003, Burlington’s disclosure statement relating to its proposed reorganization plan was approved by the Bankruptcy Court. The approved disclosure statement, which is filed as Exhibit 99.1 and incorporated herein by reference, includes a copy of the plan, which reflects certain revisions to the amended plan of reorganization previously filed.

The disclosure statement will be circulated in mid-September. A hearing on the confirmation of Burlington’s amended plan is currently scheduled for October 30, 2003. Creditors are encouraged to read the disclosure statement in its entirety prior to voting to accept or reject the plan.

This Form 8-K, the disclosure statement and the amended plan contain statements that are forward-looking statements within the meaning of applicable federal securities laws and are based upon Burlington’s current expectations and assumptions, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, among other things, global economic activity and the implications thereon of the attack on September 11, the conflict with Iraq and the U.S. government’s responses thereto, the success of Burlington’s overall business strategy including successful implementation of Burlington’s restructuring plan and Burlington’s development of a global sourcing structure, the demand for textile products, the cost and availability of raw materials and labor, governmental legislation and regulatory changes, the long-term implications of regional trade blocs and the effect of quota phase-out and lowering of tariffs under the WTO trade regime, the impact that Burlington’s Chapter 11 proceeding has had or may have on Burlington’s relationships with its principal customers and suppliers, the approval of its plan or reorganization and the resulting change in ownership and management of Burlington, Burlington’s ongoing ability to finance its operations and restructuring activities, the cost of future capital sources and the exposure to interest rate and currency fluctuations, Burlington’s ability to utilize tax loss carryforwards and retain tax refunds received or to be received and other factors identified in Burlington’s filings with the SEC.

ITEM 7. Financial Statements and Exhibits.

See attached exhibit index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BURLINGTON INDUSTRIES, INC.

By:	/s/ JOHN D. ENGLAR
Name: John D. Englar Title: Senior Vice President, Corporate Development and Law

Dated: September 3, 2003

INDEX TO EXHIBITS

Number	Exhibit
99.1	First Amended Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code for the First Amended Joint Plan of Reorganization of Burlington Industries, Inc. and its Debtor Subsidiaries (including the amended plan of reorganization as Exhibit II thereto), dated August 27, 2003.